Urex Energy Corp.

(formerly Lakefield Ventures Inc.)

10580 N. McCarran Blvd.

Building 115-208

Reno, NV 89503

Telephone: 775-747-0667

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Symbol: URXE - OTCBB

News Release

NAME CHANGE AND FORWARD STOCK SPLIT

July 5, 2006

Reno, Nevada – Urex Energy Corp. (OTCBB:URXE (the “Company”) (formerly Lakefield Ventures Inc.) is pleased to announce that it has changed its name to Urex Energy Corp. effective July 3, 2006.

In addition, effective July 3, 2006, the Company has effected a two (2) for one (1) forward stock split of its authorized, issued and outstanding common stock. As a result, its authorized capital has increased from 150,000,000 shares of common stock with a par value of $0.001 and 10,000,000 preferred stock with a par value of $0.001 to 300,000,000 shares of common stock with a par value of $0.001 and 10,000,000 preferred stock with a par value of $0.001. The Company’s issued and outstanding share capital has increased from 47,212,800 shares of common stock to 94,425,600 shares of common stock.

The name change and forward stock split became effective with NASDAQ’s Over-the-Counter Bulletin Board at the opening for trading on July 3, 2006 under the new stock symbol “URXE”. The Company’s new CUSIP number is 917248 10 6.

On behalf of the Board of Directors,

Urex Energy Corp.

Richard Bachman

Director

For more information contact:

Richard Bachman

Tel: 775-747-0667